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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-100553 and 333-141038), and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097 and 333-95841) of our reports dated June 11, 2008 relating to the consolidated financial statements and financial statement schedule for the two years ended April 30, 2008 and the effectiveness of internal control over financial reporting as of April 30, 2008 of Casella Waste Systems, Inc. and its subsidiaries, which appear in this Form 10-K.

/s/ Vitale, Caturano, and Company, Ltd.
Boston, MA
June 19, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM